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                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (the "Agreement") made as of this 10th day of September, 1998 by and among JONES APPAREL GROUP, INC., a Pennsylvania corporation (the "Company"), and the Shareholders (defined below).

                                    RECITALS

     WHEREAS, concurrently with the execution of this Agreement, the Company, SAI Acquisition Corp., a Delaware corporation, Sun Apparel, Inc., a Texas corporation ("Sun") and the shareholders of Sun (the "Shareholders") entered into an Agreement and Plan of Merger (the "Merger Agreement");

     WHEREAS, pursuant to the Merger Agreement, the Shareholders will receive on the Closing Date (as defined in the Merger Agreement) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), constituting the Stock Merger Consideration (as defined in the Merger Agreement) (the "Closing Shares" or, collectively with the Contingent Shares (defined below), the "Shares");

     WHEREAS, pursuant to the Merger Agreement, the Shareholders will receive additional shares of the Common Stock upon the occurrence of the events specified in the Merger Agreement (the "Contingent Shares" or, collectively with the Closing Shares, the "Shares");

     WHEREAS, the Company and the Shareholders desire to execute and deliver this Agreement in order to provide the Shareholders with certain registration rights with respect to the Shares;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

          "Closing Date" shall have the same meaning herein as in the Merger Agreement.

          "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall from time to time be in effect.

          "Holder" shall mean any holder of the Registrable Securities.

          The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "Registrable Securities" shall mean the Shares and any shares of the Common Stock or other securities issued in respect of the Shares upon any stock split, stock dividend, merger, consolidation, recapitalization or similar event. Such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities shall have become effective under the Securities Act and such securities have been sold pursuant thereto, (ii) such securities shall have been sold under Rule 144 (or successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company or (iv) such securities shall have ceased to be outstanding.

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          "Registration Expenses" shall mean all reasonable fees and expenses incurred by the Company in compliance with Section 3 hereof, including, without limitation, all registration and NASD fees, filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits or "cold comfort" letters incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall from time to time be in effect.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and all "road show" and other marketing expenses incurred by the Company or any underwriters which are not otherwise paid for by the underwriters.

     2. RESTRICTIVE LEGEND. Each certificate representing the Shares held by the Shareholders and any other securities issued in respect of the foregoing securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

        The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, nor the laws of any state. Accordingly, these securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability, in the opinion of counsel for the issuer, of an exemption from registration under the Securities Act of 1933, as amended, or the laws of any state. Therefore, the stock transfer agent will effect transfer of this Certificate only in accordance with the above instructions.

     Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend if, with such request, the Company shall have received an opinion of counsel reasonably satisfactory to the Company to the effect that the securities represented by such certificate have been registered under the Securities Act or may be sold publicly without registration under the Securities Act.

     3.  REGISTRATION RIGHTS.

     3.1 (a) Shelf Registration. Within thirty (30) days from the Closing Date, the Company shall file a registration statement on Form S-3 or any successor thereto (or other form of registration statement if Form S-3 is not available) for public sale of all of the Registrable Securities (the "Shelf Registration Statement"), and thereafter shall use its reasonable best efforts to have the Shelf Registration Statement declared effective by the Commission From time to time thereafter, but not later than thirty (30) days after each issuance of Contingent Shares, if any, the Company shall amend the Shelf Registration Statement (or file a new Shelf Registration Statement, if required, in which case all references herein to the Shelf Registration Statement shall include such new Shelf Registration Statement) to include such Contingent Shares. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective (subject to Section 4 below) for a period of five (5) years or until the selling Holders shall have completed the distribution of all Registrable Securities as described in the Shelf Registration Statement, whichever occurs first.

     (B) UNDERWRITING.

          (i) Each of (A) Eric A. Rothfeld and the Rothfeld Family Trust, who for purposes of this Section 3.1 (b) shall be deemed to be a single "Selling Shareholder" and (B) Vestar/Sun Holding Company, L.L.C. (also a "Selling Shareholder"), on not more than one occasion during the five year period described in the foregoing paragraph, shall have the right to distribute all or any portion of the Registrable Securities owned by it which are covered by the Shelf Registration Statement by means of an

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     underwritten offering. Any Selling Shareholder who desires to sell its
     Registrable Securities by means of an underwritten offering shall so advise the Company and each other Holder by written notice, and the Company shall select an underwriter or representative of underwriters reasonably acceptable to the Selling Shareholder; provided, however, that the Registrable Securities requested to be underwritten, including any Registrable Securities included in such underwritten offering pursuant to the next sentence, shall have a gross market value (as of the time of the request for underwriting) of not less than $25,000,000. The Company and the Selling Shareholder shall, upon the written request of any other Holder delivered to the Company and the Selling Shareholder within 10 business days after receipt of such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), use its reasonable best efforts to include in the underwritten offering all Registrable Securities which such other Holder has requested to be included.

          (ii) If a Selling Shareholder proposes to sell Registrable Securities in an underwritten offering pursuant to this Section 3.1(b), and the underwriter of such offering shall inform the Company that the inclusion of all or a specified number of such Registrable Securities requested to be included (including, if applicable, the Registrable Securities of the other Holders) would interfere with the successful marketing or pricing of such Registrable Securities, then the Company shall first reduce the number of the other Holder's Registrable Securities requested to be included in the offering to the extent necessary to eliminate such effect and, if a limitation is still required, the Company will reduce the number of the Selling Shareholder's Registrable Securities requested to be included to the extent necessary to eliminate such effect. In the event that the number of shares of Registrable Securities of the Selling Shareholder included in such underwritten offering is reduced below 75% of the Registrable Securities requested by such Selling Shareholder to be included in such offering, then such offering shall not be deemed to have satisfied the requirement for the one underwritten offering to which each Selling Shareholder is entitled under this Section 3.1(b).

          (iii) The Company shall file such amendments and supplements to the Shelf Registration Statement as it deems necessary and use its reasonable best efforts to cause such underwritten offering to comply with all applicable rules and regulations of the Commission. In addition, the Company shall assist the Holders in marketing the Registrable Securities to be sold pursuant to such underwritten offering, including by participating in "road shows" and similar marketing efforts as reasonably requested by the Holders or the underwriters, subject in all events to the reasonable availability of the Company's officers and personnel. No Holder may participate in any underwritten registration hereunder unless such Holder
     (A) agrees to sell such Holder's Registrable Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (B) completes and executes a customary underwriting agreement and all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

     3.2 EXPENSES OF REGISTRATION. The Company shall bear all Registration Expenses and the selling Holders shall bear all Selling Expenses (in proportion, as nearly as practicable, to the securities of each Holder being registered) incurred in connection with any registration, qualification or compliance pursuant to the provisions of Section 3.

     3.3 REGISTRATION PROCEDURES. In the case of a registration statement to be effected by the Company pursuant to this Agreement, the Company will:

          (i) Furnish each Shareholder, as updated from time to time, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement (including any preliminary prospectus contained therein), and each amendment thereto and each amendment or supplement, if any, to the prospectus included therein and shall reflect in each such document, when so filed with the Commission, such comments pertaining to each Shareholder as such Shareholder reasonably may propose;

          (ii) Prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;
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          (iii) Furnish such number of copies of the prospectus and other documents incident thereto, including any amendment of or supplement thereto, as a selling Holder from time to time may reasonably request;

          (iv) Notify each selling Holder, at its last known address as set forth in the Company's books and records, of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such selling Holder, prepare and furnish to such selling Holder as promptly as practicable a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (v) Cause all such Registrable Securities to be listed on each, if any, securities exchange on which similar securities issued by the Company are then listed and use its reasonable efforts to register or qualify such Registrable Securities under all applicable state securities or blue sky laws; provided, however, that the Company shall not be required for any such purpose to (A) qualify generally to do business as a foreign company, entity or a broker-dealer in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Agreement, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

          (vi) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (vii) Upon appropriate prior written notice by a selling Holder of Registrable Securities, make reasonably available for inspection by such selling Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such selling Holder or underwriter, reasonable financial and other records, pertinent corporate documents and properties of the Company, and use its reasonable efforts to cause the Company's officers and directors to supply all information reasonably requested by any such selling Holder, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such selling Holder, underwriter, attorney or accountant shall agree to hold in the strictest confidence and trust all information so provided except as required by law;

          (viii) To the extent applicable, furnish to each selling Holder a signed counterpart, addressed to the selling Holder, of an opinion of counsel for the Company, dated the effective date of such registration statement, and "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in such registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

          (ix) Furnish to each selling Holder a copy of all material documents filed with and all material correspondence from or to the Commission in connection with any such offering;

          (x) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission; and

          (xi) In connection with any underwritten offering pursuant to such registration statement, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and
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     provided further that if the underwriter so requests the underwriting agreement will contain customary indemnification and contribution provisions.

     4.  RESTRICTIONS ON HOLDERS.  Notwithstanding Section 3:

     (a) Company Offerings. If the Company shall register its securities under the Securities Act for sale to the public in an underwritten offering and the underwriter of such offering shall inform the Company that the availability of the Holders' registered Registrable Securities for public sale pursuant to the Shelf Registration Statement would adversely interfere with the successful marketing or pricing of the securities proposed to be registered by the Company, then

          (i) the Company shall promptly give to each Holder written notice of the Company's intended offering (which notice shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws);

          (ii) the Holders shall not sell, transfer or otherwise dispose of their Registrable Securities without the prior written consent of the Company for a period designated by the Company, which period shall not begin more than fifteen (15) days prior to and not last more than 90 days after the effective date of the registration statement relating to the Company's securities, and

          (iii) the Company shall include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder within ten (10) days after receipt of the written notice from the Company described above, subject to the following:

             (A) all Holders proposing to distribute their securities through such offering by the Company shall (together with the Company distributing its securities for its own account through such offering) enter into an underwriting agreement in customary form, with the underwriter or representative of the underwriters selected by the Company; and

             (B) notwithstanding any of the foregoing, if the underwriter or the representative of the underwriters informs the Company that inclusion of all or part of the Registrable Securities requested to be registered in the underwriting would adversely interfere with the successful marketing or pricing of the securities proposed to be registered by the Company, the underwriter or representative may limit or altogether exclude the number of Registrable Securities to be included in the registration and underwriting. If only a limitation is required, the Registrable Securities permitted to be included shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders had requested to be included in such registration.

     (b) Amendments or Supplements; Filing Delay. If, after the Shelf Registration Statement (or any other registration statement effected pursuant to this Agreement) becomes effective, the Company advises the Holders in writing that the Company considers it necessary or appropriate for such registration statement to be amended or supplemented in order for sales thereunder to be made in compliance with the Commission's applicable rules and regulations, the Holders shall suspend any further sale, transfer or other disposition of their Registrable Securities until the Company advises them that such registration statement has been amended or supplemented and declared effective. The Company may delay filing any amendment or supplement to the registration statement, and may cause its effectiveness to be delayed, if the Company advises the Holders in its written notice that the Company has determined in good faith that the filing of such amendment or supplement (or the declaration of its effectiveness) will
(i) interfere with or adversely affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such a transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations not in the best interest of the Company and the Company's stockholders; provided, however, that (i) the Company shall not exercise its right to delay on more than two (2) occasions during any calendar year, (ii) the period of any such delay shall not exceed 120 days from the date of the Company's written notice to the Holders, and (iii) with respect to each such delay, the Company shall use its reasonable best efforts to minimize the period of such delay to the fullest extent practicable.
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     5.  LOCK-UP.  Shareholders acknowledge and agree that notwithstanding the registration rights granted to the Holders in Section 3, and notwithstanding that some or all the Shares may from time to time be registered pursuant thereto:

          (i) none of the Shares may be sold, assigned or transferred except in compliance with the restriction on sale ("lock-up") provisions and schedule set forth in Section 4.7(a), (b) and (c) of the Merger Agreement; and

          (ii) the certificates representing the Shares shall bear appropriate restrictive legends making reference to such "lock-up" provisions.

     6.  INDEMNIFICATION.

     (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to Section 3, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on written information furnished to (or material information withheld from) the Company by such Holder or underwriter specifically for inclusion therein or any grossly negligent or fraudulent action or inaction of such Holder or underwriter.

     (b) Each Holder will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by any registration statement filed pursuant to this Agreement, each person who controls the Company or such underwriter within the meaning of the Securities Act, each other Holder and each of their officers, directors and partners, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent that such untrue statement (or alleged untrue statement), omission (or alleged omission) or violation arises out of or is based upon written information furnished to (or material information withheld from) the Company by such Holder specifically for inclusion therein or any grossly negligent or fraudulent action or inaction of such Holder.

     (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice in writing to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation
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resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6. Notwithstanding the foregoing, if the defendants in any such claim or litigation include both the Indemnifying Party and the Indemnified Party, and counsel for the Indemnified Party shall have reasonably concluded that in such counsel's opinion, there is a conflict of interest involved in the representation by counsel for the Indemnifying Party of both the Indemnified Party and the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel, reasonably satisfactory to the Indemnifying Party, at the Indemnifying Party's expense, and to participate in the defense of such claim or litigation on behalf of such Indemnified Party (it being understood, however, that Indemnifying Party shall not be obligated to pay the fees and the expenses of more than one counsel (plus local counsel if reasonably necessary) for all parties who may be indemnified by such Indemnifying Party with respect to such claim or litigation, unless in the reasonable judgment of any Indemnified Party a conflict of interest exists between such Indemnified Party and any other Indemnified Party with respect to such matter). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. An Indemnifying Party who elects not to, or who has not appointed counsel reasonably satisfactory to the Indemnified Party within a reasonable time to assume the defense of an action shall be obligated to pay the fees and expenses of counsel for the Indemnified Party; provided that the Indemnifying Party shall not be obligated to pay the fees and the expenses of more than one counsel (plus local counsel if reasonably necessary) for all parties who may be indemnified by such Indemnifying Party with respect to such claim or litigation, except in the circumstances set forth in the second preceding sentence. If the Indemnifying Party does not assume the defense of any claim or litigation, it shall be bound by any settlement to which the Indemnified Party agrees, irrespective of whether the Indemnifying Party consents thereto. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Shareholders offering securities in the offering (the "Selling Shareholders") on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 6(d) hereof. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable

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Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

     (f) Indemnification Payments. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     7. INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     8. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable efforts to (i) make available and keep public information as those terms are understood and defined in Rule 144 under the Securities Act and
(ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     9. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to the Holders by the Company under
Section 3 may be transferred or assigned only (i) in the case of Eric A. Rothfeld and the Rothfeld Family Trust, to their affiliates or to any member of Eric A. Rothfeld's family or to any trust or other entity for the benefit of any member of Eric A. Rothfeld's family for estate planning purposes, (ii) in the case of Vestar/Sun Holding Company, L.L.C., to its affiliates or limited partners, (iii) in connection with the death or disability or liquidation or dissolution of a Holder, or (iv) as part of a bona fide gift or if at least 75% of the Shares originally held by a Holder are transferred, sold or otherwise disposed of to a third party (except that, in the case of such transfer, sale or other disposition, the rights set forth in Section 3 may be assigned on one (1) occasion only, subject in any event to the conditions set forth in Section 5 above), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of the transferring Holder under this Agreement.

     10. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement and the Merger Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument executed by the Company and the Holders of at least 50% of the outstanding Registrable Securities (the "Majority Holders"); provided, however, that any amendment that would adversely affects the Holders other than the Majority Holders shall require the consent in writing by each other Holder. No waiver of any provision of this Agreement shall be valid unless it is expressed in a written instrument duly executed by the party or parties making such waiver. The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition but the obligation of any party with respect thereto shall continue in full force and effect.

     11. SPECIFIC PERFORMANCE. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement, and if any party hereto shall institute an action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

     12. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, return receipt requested, or transmitted by facsimile or delivered either by hand, by messenger or by nationally recognized overnight courier, addressed:

          (a) if to the holders of the Registrable Securities, at the addresses set forth on Schedules I hereto or at such other address as they shall have furnished to the Company in writing, with a copy to:

                            Skadden, Arps, Slate, Meagher & Flom LLP
                            919 Third Avenue
                            New York, New York 10022
                            Attention: Alan C. Myers, Esq.
                            Fax: (212) 735-2000

                            and:

                            Simpson Thacher & Bartlett
                            425 Lexington Avenue
                            New York, New York 10017
                            Attention: Robert L. Friedman, Esq.
                            Fax: (212) 455-2502

                            and:

                            Boies & Schuller
                            80 Business Park Drive
                            Armonk, New York 10504
                            Attention: Steven Neuwirth, Esq.
                            Fax: (914) 273-9810

                            and

          (b) if to the Company, to the following address, or at such other address as the Company shall have furnished to the holders of the Registrable Securities and each such other holder in writing,

                            Jones Apparel Group, Inc.
                            1411 Broadway
                            New York, New York 10018
                            Attention: Ira M. Dansky, Esq.
                            Fax: (212) 921-5370

                            with a copy to:

                            Phillips Nizer Benjamin Krim & Ballon LLP
                            666 Fifth Avenue
                            New York, New York 10103-0084
                            Attention: Barry H. Fishkin, Esq.
                            Fax: (212) 262-5152

Alternatively, to such other address as a party hereto supplies to each other party in writing.

     13. SUCCESSORS AND ASSIGNS. Subject to Section 9, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective transferees, successors and assigns of the parties hereto, whether so expressed or not.

     14. GOVERNING LAW. This Agreement is to be governed by and interpreted under the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

     15. TITLES AND SUBTITLES. The titles of the sections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

     16. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          JONES APPAREL GROUP, INC.

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          --------------------------------------
                                          ERIC A. ROTHFELD

                                          ROTHFELD FAMILY TRUST

                                          --------------------------------------

                                          --------------------------------------
                                          MINDY GROSSMAN

                                          VESTAR/SUN HOLDING COMPANY, L.L.C.

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                   SCHEDULE I

                                  SHAREHOLDERS

Mr. Eric A. Rothfeld
791 Park Avenue
New York, New York 10021
Fax: (212) 734-3880

Rothfeld Family Trust
791 Park Avenue
New York, New York 10021
Fax: (212) 734-3880

Ms. Mindy Grossman
170 E. 87th Street
New York, New York 10021
Fax: (212) 935-0090

Vestar/Sun Holding Company, L.L.C.
245 Park Avenue, 41st Floor
New York, New York 10167
Fax: (212) 808-4922